Exhibit 99.1

BLUE COAT REPORTS FINANCIAL RESULTS FOR THIRD QUARTER

ENDED JANUARY 31, 2009

SUNNYVALE, Calif., February 26, 2009 – Blue Coat Systems, Inc. (NASDAQ: BCSI), the technology leader in Application Delivery Networking, today reported its financial results for its third quarter of fiscal 2009 ended January 31, 2009. Total net revenue for the third quarter of fiscal 2009 was $109.6 million, an increase of 35% compared to net revenue of $81.4 million in the same quarter last year, and a decrease of 8% compared to net revenue of $119.0 million in the immediately preceding quarter. Excluding net revenue associated with the acquisition of Packeteer, Inc. on June 6, 2008, net revenue for the third quarter of fiscal 2009 was $86.4 million, an increase of 6% compared to net revenue of $81.4 million in the same quarter last year, and a decrease of 8% compared to net revenue of $93.9 million in the immediately preceding quarter.

“In the face of economic headwinds, Blue Coat delivered a solid third quarter”, said Brian NeSmith, president and chief executive officer, Blue Coat Systems. “Blue Coat experienced good top and bottom line performance and continued strong cash generation from operations. The Company is well positioned to compete and win with its clear vision for the Application Delivery Network that’s designed to help the enterprise CIO regain control of the network, reduce bandwidth and infrastructure costs, improve user productivity and protect users from malware and malicious threats.”

On a GAAP basis, the Company reported net income of $1.1 million, or $0.02 per diluted share, in the third quarter of fiscal 2009, compared to net income of $10.5 million, or $0.26 per diluted share, in the third quarter of fiscal 2008, and a net loss of $0.3 million, or ($0.01) per diluted share, in the second quarter of fiscal 2009.

The Company reported non-GAAP net income of $9.3 million, or $0.21 per diluted share, in the third quarter of fiscal 2009, compared to non-GAAP net income of $15.3 million, or $0.38 per diluted share, in the third quarter of fiscal 2008, and net income of $11.6 million, or $0.27 per diluted share, in the second quarter of fiscal 2009.

Excluded from current quarter non-GAAP net income is $1.4 million in expense related to the fair value write-up of acquired inventory that was sold during the quarter, $4.5 million in stock-based compensation expense, $3.2 million in amortization of intangible assets, and $0.4 million in expenses associated with matters related to the stock option investigation. Non-GAAP net income for the current quarter also includes $1.2 million in additional income tax expense based on a 30% effective tax rate applied to non-GAAP pre-tax income.

In the third quarter of fiscal 2008, non-GAAP net income excluded $4.0 million in stock-based compensation expense, $0.4 million in amortization of intangible assets, and $0.4 million in expenses associated with matters related to the stock option investigation. Non-GAAP net income in the second quarter of fiscal 2008 did not include additional tax expense for non-GAAP items as the Company’s tax liability at that time was limited to foreign and state tax obligations.

Excluded from non-GAAP net income in the second quarter of fiscal 2009 was $7.2 million in expense related to the fair value write-up of acquired inventory that was sold during the quarter, $5.1 million in stock-based compensation expense, $3.2 million in amortization of intangible assets, and $0.7 million in expenses associated with matters related to the stock option investigation. Non-GAAP net income in the second quarter of fiscal 2009 also included $4.3 million in additional income tax expense based on a 30% effective tax rate applied to non-GAAP pre-tax income.

Blue Coat ended the quarter on January 31, 2009, with cash, cash equivalents, and restricted cash of $111.8 million, an increase of $14.0 million from the prior quarter. Cash flow provided by operations in the third quarter of fiscal 2009 was $24.0 million.

Financial Outlook

For the fourth fiscal quarter ending April 30, 2009, the Company is currently planning net revenue in the range of $112.5 to $117.5 million. On a GAAP basis, the Company expects net income of $0.01 to $0.07 per share. On a non-GAAP basis, the Company expects net income of $0.18 to $0.24 per diluted share. Non-GAAP net income per diluted share excludes expense related to stock-based compensation, the fair value write-up of acquired inventory sold during the quarter, amortization of intangible assets, and expenses associated with the stock option investigation, and assumes an effective tax rate of 30% on non-GAAP pre-tax income.

About Non-GAAP Financial Measures

Blue Coat uses non-GAAP financial measures of income for internal evaluation and to report the results of its business. These non-GAAP financial measures include non-GAAP gross profit, non-GAAP operating income, non-GAAP net income, and non-GAAP net income per share. These measures are not in accordance with, nor an alternative to, GAAP. These measures are intended to supplement GAAP financial information, and may be different from non-GAAP financial measures used by other companies. Blue Coat believes that these measures provide useful information to its management, board of directors and investors regarding its ongoing operating activities and business trends related to its financial condition and results of operations. Blue Coat believes that it is useful to provide investors with information to understand how specific line items in the statement of operations are affected by certain items, such as expense related to the fair value write-up of acquired inventory sold, stock-based compensation expense, amortization of intangible assets, expenses associated with matters related to the stock option investigation, restructuring expenses, and related tax adjustments at a 30% effective tax rate. In addition, the Company’s management and board of directors use certain non-GAAP financial measures in developing operating budgets and in reviewing the Company’s financial results of operations, since items such as expense related to the fair value write-up of acquired inventory sold, stock-based compensation expense, amortization of intangible assets, expenses associated with matters related to the stock option investigation, restructuring expenses, and related tax adjustments do not impact its current resource allocation decisions. Additionally, the Company believes that inclusion of these non-GAAP financial measures provides consistency and comparability with its past reports of financial results. However, investors should be aware that non-GAAP measures have inherent limitations and should be read in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP. Refer to the accompanying tables for a detailed reconciliation of GAAP to non-GAAP gross profit, operating income, net income/loss and net income/loss per share.

Conference Call & Webcast

The Company will hold its quarterly conference call to discuss results for the third quarter of fiscal 2009 and the outlook for the fourth quarter of fiscal 2009 on Thursday, February 26, 2009 at 2:00 p.m. PST (5:00 p.m. EST). Participants in the United States should call (800) 230-1085. International participants should call (612) 288-0337. The passcode for the call is: 985683. A replay of the call will be available starting on Thursday, February 26, 2009 at 4:00 p.m. PST (7:00 p.m. EST), and can be accessed by calling (800) 475-6701 for U.S. participants and (320) 365-3844 for international participants. The passcode for the replay is: 985683. An audio Webcast of the call will also be available at http://www.bluecoat.com/aboutus/investor_relations.

About Blue Coat Systems

Blue Coat Systems, Inc. is the technology leader in Application Delivery Networking. Blue Coat offers an Application Delivery Network Infrastructure that provides the visibility, acceleration and security required to optimize and secure the flow of information to any user, on any network, anywhere. This application intelligence enables enterprises to tightly align network investments with business requirements, speed decision making and secure business applications for long-term competitive advantage. For additional information, please visit www.bluecoat.com.

# # #

FORWARD LOOKING STATEMENTS: This document contains certain forward looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements including: statements regarding the Company’s expected net revenue, GAAP net income/loss per share and non-GAAP net income per share in the third fiscal quarter of 2009; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Risks, uncertainties and assumptions include the risks that are described from time to time in the Securities and Exchange Commission reports filed by Blue Coat, including but not limited to the risks described in Blue Coat’s Annual Report on Form 10-K for the year ended April 30, 2008 and in its Quarterly Report on Form 10-Q for the quarter ended October 31, 2008. Accordingly, no assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on the results of operations or financial condition of Blue Coat. Blue Coat assumes no obligation and does not intend to update these forward-looking statements except as required by applicable law.

Media Contact:	Steve Schick	Investor Contact:	Jane Underwood
	Blue Coat Systems		Blue Coat Systems
	steve.schick@bluecoat.com		jane.underwood@bluecoat.com
	408-220-2076		408-541-3015

BLUE COAT SYSTEMS, INC.

Table 1

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended			Nine Months Ended January 31,
	January 31,	October 31,	January 31,
	2009	2008	2008	2009	2008
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net revenue:
Product	$72,495	$84,797	$62,841	$231,221	$167,626
Service	37,101	34,227	18,540	99,902	49,583

Total net revenue	109,596	119,024	81,381	331,123	217,209
Cost of net revenue:
Product	19,028	25,120	13,168	66,261	33,802
Service	11,474	12,017	6,131	33,445	16,486

Total cost of net revenue	30,502	37,137	19,299	99,706	50,288

Gross profit	79,094	81,887	62,082	231,417	166,921
Operating expenses:
Sales and marketing	43,608	44,952	32,483	132,208	92,455
Research and development	18,606	20,171	13,240	56,963	37,564
General and administrative	10,877	13,281	6,517	35,192	18,991
Amortization of intangible assets	1,821	1,862	112	4,846	337
Restructuring	—	—	—	1,546	—

Total operating expenses	74,912	80,266	52,352	230,755	149,347

Operating income	4,182	1,621	9,730	662	17,574
Interest income	56	117	1,857	520	4,620
Other expense	(440)	(1,353)	(337)	(1,980)	(526)

Income/(loss) before income taxes	3,798	385	11,250	(798)	21,668
Provision for income taxes	2,735	636	760	4,225	1,583

Net income/(loss)	$1,063	$(251)	$10,490	$(5,023)	$20,085

Basic net income/(loss) per common share	$0.03	$(0.01)	$0.28	$(0.13)	$0.59

Diluted net income/(loss) per common share	$0.02	$(0.01)	$0.26	$(0.13)	$0.50

Shares used in computing basic net income/(loss) per common share	42,433	38,432	37,721	38,342	34,256

Shares used in computing diluted net income/(loss) per common share	43,190	38,432	40,597	38,342	40,210

BLUE COAT SYSTEMS, INC.

Table 2

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, except per share amounts)

(Unaudited)

		Three Months Ended			Nine Months Ended January 31,
		January 31,	October 31,	January 31,
		2009	2008	2008	2009	2008
		(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Gross Profit Reconciliation:
GAAP gross profit		$79,094	$81,887	$62,082	$231,417	$166,921
Fair value adjustment of acquired inventory sold	A	1,409	7,214	—	14,699	—
Stock-based compensation expense included in cost of revenue	B	439	491	367	1,339	1,043
Amortization of intangible assets	C	1,386	1,386	336	3,738	1,008
Expenses for matters related to the stock option investigation	D	—	—	—	—	213

Non-GAAP gross profit		$82,328	$90,978	$62,785	$251,193	$169,185

Operating Income Reconciliation:
GAAP operating income		$4,182	$1,621	$9,730	$662	$17,574
Fair value adjustment of acquired inventory sold	A	1,409	7,214	—	14,699	—
Stock based compensation expense	B	4,458	5,094	3,961	13,801	11,276
Amortization of intangible assets	C	3,207	3,249	448	8,584	1,345
Expenses for matters related to the stock option investigation	D	356	653	435	1,712	3,058
Legal settlement	E	—	—	—	—	250
Restructuring	F	—	—	—	1,546	—

Non-GAAP operating income		$13,612	$17,831	$14,574	$41,004	$33,503

Net Income Reconciliation:
GAAP net income/(loss)		$1,063	$(251)	$10,490	$(5,023)	$20,085
Fair value adjustment of acquired inventory sold	A	1,409	7,214	—	14,699	—
Stock based compensation expense	B	4,458	5,094	3,961	13,801	11,276
Amortization of intangible assets	C	3,207	3,249	448	8,584	1,345
Expenses for matters related to the stock option investigation	D	356	653	435	1,712	3,058
Legal settlement	E	—	—	—	—	250
Restructuring	F	—	—	—	1,546	—
Non-GAAP tax provision	G	(1,233)	(4,342)	—	(7,638)	—

Non-GAAP net income		$9,260	$11,617	$15,334	$27,681	$36,014

Net income/(loss) per Share Reconciliation:
GAAP diluted net income/(loss) per share		$0.02	$(0.01)	$0.26	$(0.13)	$0.50
Fair value adjustment of acquired inventory sold	A	0.03	0.17	—	0.34	—
Stock based compensation expense	B	0.10	0.12	0.10	0.32	0.28
Amortization of intangible assets	C	0.07	0.07	0.01	0.20	0.03
Expenses for matters related to the stock option investigation	D	0.01	0.01	0.01	0.04	0.08
Legal settlement	E	—	—	—	—	0.01
Restructuring	F	—	—	—	0.04	—
Non-GAAP tax provision	G	(0.02)	(0.10)	—	(0.18)	—
Anti-dilution adjustment for GAAP-based net loss			0.01		0.01

Non-GAAP diluted net income per share		$0.21	$0.27	$0.38	$0.64	$0.90

Shares used in computing GAAP net income/(loss) per share		43,190	38,432	40,597	38,342	40,210
Dilutive securities		—	5,180	—	4,597	—

Shares used in computing non-GAAP diluted net income per share		43,190	43,612	40,597	42,939	40,210

Notes:

(A)	Purchase accounting rules require that the inventory we acquired in the Packeteer acquisition be increased to its estimated fair market value. The fair value adjustment increases the cost of revenue, essentially eliminating the profit that would normally have been recognized at the time such inventory is sold. To facilitate comparability of gross margin between periods, the fair value adjustment related to acquired inventory sold has been excluded on a non-GAAP basis.

(B)	Results include stock-based compensation expense as follows:

	Three Months Ended			Nine Months Ended January 31,
	January 31,	October 31,	January 31,
	2009	2008	2008	2009	2008
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Cost of revenue	$439	$491	$367	$1,339	$1,043
Sales and marketing	1,529	1,730	1,243	4,780	3,741
Research and development	1,397	1,384	1,088	3,898	3,365
General and administrative	1,093	1,489	1,263	3,784	3,127

Total	$4,458	$5,094	$3,961	$13,801	$11,276

(C)	Amortization of intangible assets associated with the acquisitions of Packeteer, Inc., certain NetCache assets, Permeo Technologies, Inc., and Cerberian, Inc., in June 2008, September 2006, March 2006, and November 2004, respectively.

(D)	Includes expenses associated with matters related to the Company’s stock option investigation, including professional fees and payments to former employees and tax authorities related to the taxes, penalties and interest.

(E)	In fiscal Q2 2008, we incurred approximately $250,000 in legal settlement expenses.

(F)	Restructuring includes severance costs for Blue Coat employees terminated in connection with the Packeteer acquisition.

(G)	For purposes of presenting non-GAAP results in a manner consistent with prior periods, the provision for income taxes on a non-GAAP basis was calculated using the expected long-term rate of 30%.

BLUE COAT SYSTEMS, INC.

Table 3

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	January 31, 2009	April 30, 2008
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$110,914	$160,974
Short-term investments	—	1,204
Accounts receivable, net	72,056	59,056
Inventories	5,540	262
Prepaid expenses and other current assets	12,082	7,163
Deferred tax asset	8,683	7,294

Total current assets	209,275	235,953
Property and equipment, net	31,254	14,975
Restricted cash	849	861
Goodwill	243,459	92,243
Identifiable intangible assets, net	51,942	5,010
Investment in Packeteer, Inc.	—	25,092
Non-current deferred tax asset	10,478	11,867
Other assets	1,704	1,767

Total assets	$548,961	$387,768

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$23,618	$18,695
Accrued payroll and related benefits	18,818	16,464
Deferred revenue	98,127	68,242
Other accrued liabilities	13,264	8,991

Total current liabilities	153,827	112,392
Deferred revenue, less current portion	31,115	21,318
Deferred rent, less current portion	5,656	1,349
Other non-current liabilities	7,411	1,248
Convertible senior notes due 2013	76,123	—
Commitments and contingencies	—	—
Stockholders’ equity:
Common stock	2	2
Additional paid-in capital	1,157,783	1,128,903
Treasury stock	(1,571)	(903)
Accumulated deficit	(881,385)	(876,362)
Accumulated other comprehensive income	—	(179)

Total stockholders’ equity	274,829	251,461

Total liabilities and stockholders’ equity	$548,961	$387,768

BLUE COAT SYSTEMS, INC.

Table 4

RECONCILIATION OF PROJECTED GAAP NET INCOME

TO PROJECTED NON-GAAP NET INCOME

(In thousands, except per share amounts)

	Three Months Ended April 30, 2009
	Low	High
Projected GAAP Net Income	$487	$3,027
Add back:
Stock based compensation expense (A)	4,900	4,900
Fair value adjustment of acquired inventory sold (B)	2,150	2,150
Amortization of intangible assets (C)	3,285	3,285
Expenses for matters related to the stock option investigation (D)	250	250
Tax impact of aforementioned adjustments	(3,176)	(3,176)

Projected Non-GAAP net income	$7,896	$10,436

Projected GAAP Net Income per Share	$0.01	$0.07
Add back:
Stock based compensation expense (A)	0.11	0.11
Fair value adjustment of acquired inventory sold (B)	0.05	0.05
Amortization of intangible assets (C)	0.07	0.07
Expenses for matters related to the stock option investigation (D)	0.01	0.01
Tax impact of aforementioned adjustments	(0.07)	(0.07)

Projected Non-GAAP net income per share	$0.18	$0.24

Blue Coat uses non-GAAP financial measures of income for internal evaluation and to report the results of its business. These non-GAAP financial measures are not in accordance with, nor an alternative to, GAAP. The measures are intended to supplement GAAP financial information, and may be different from non-GAAP financial measures used by other companies. Blue Coat believes that these measures provide useful information to its management, board of directors and investors regarding its ongoing operating activities and business trends related to its financial condition and results of operations. Blue Coat believes that it is useful to provide investors with information to understand how specific line items in the statement of operations are affected by certain items, such as stock-based compensation expense, fair value adjustments of acquired inventory sold, amortization of intangible assets, expenses associated with matters related to the stock option investigation, legal settlement expenses, restructuring expenses, and tax benefit adjustments. In addition, the Company’s management and board of directors use certain non-GAAP financial measures in developing operating budgets and in reviewing the Company’s financial results of operations, since such items do not impact its current resource allocation decisions. Additionally, the Company believes that inclusion of the non-GAAP financial measures provides consistency and comparability with its past reports of financial results. However, investors should be aware that non-GAAP measures have inherent limitations and should be read in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP.

(A)	Stock based compensation expense consists of non-cash charges for employee stock options, restricted stock awards, restricted stock units, and employee stock purchase plan awards determined in accordance with SFAS No.123(R).

(B)	Purchase accounting rules require that the inventory we acquired in the Packeteer acquisition be increased to its estimated fair market value. The fair value adjustment increases the cost of revenue, essentially eliminating the profit that would normally have been recognized at the time such inventory is sold. To facilitate comparability of gross margin between periods, the fair value adjustment related to acquired inventory sold has been excluded on a non-GAAP basis.

(C)	Amortization of intangible assets associated with the acquisitions of Packeteer, Inc., certain NetCache assets, Permeo Technologies, Inc., and Cerberian, Inc., in June 2008, September 2006, March 2006, and November 2004, respectively.

(D)	Includes expenses associated with matters related to the Company’s stock option investigation, including professional fees and payments to former employees and tax authorities related to the taxes, penalties and interest.